UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2019

RBB BANCORP

(Exact name of Registrant as Specified in Its Charter)

California	001-38149	27-2776416
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1055 Wilshire Blvd., 12th Floor, Los Angeles, California		90017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (213) 627-9888

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12 (b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, No Par Value	RBB	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On September 6, 2019 RBB Bancorp issued a press release (Exhibit 99.3) announcing that it entered into a definitive merger agreement with PGB Holdings, Inc. and its wholly-owned subsidiary Pacific Global Bank (collectively referred to herein as “Pacific Global Bank” or “PGB”), whereby RBB will acquire PGB in a cash transaction valued at approximately $32.5 million.

Under the terms of the definitive agreement, RBB will pay to PGB shareholders approximately $32.5 million in cash. RBB expects the transaction to be accretive to earnings per share in 2020 in the high single digit range. RBB also expects to incur tangible book value per share dilution of approximately 3.9% upon closing of the transaction, with a tangible book value dilution payback period of approximately 3.3 years. The earnings per share accretion estimates are based on estimated cost savings of approximately 30% of PGB’s non-interest expense, with the cost savings phased in during 2020. The earnings per share accretion estimates do not include any assumption of revenue synergies. The transaction is expected to close in early first quarter of 2020 and is subject to the Company obtaining all of the regulatory approvals as well as other customary closing conditions.

On September 6, 2019 RBB Bancorp made available on its website an investor presentation regarding the definitive merger agreement with PGB (Exhibit 99.2), which will be made in person to various investors and other parties through December 31, 2019.

On September 6, 2019, PGB issued a press release (Exhibit 99.4) to their shareholders announcing the agreement

Item 7.01 Regulation FD Disclosure.

On September 6, 2019 RBB Bancorp made available on its website an updated investor presentation regarding the Company’s second quarter financial results (Exhibit 99.1), which will be made in person to various investors and other parties through September 30, 2019.

The investor presentations, a copy of which is furnished herewith as Exhibit 99.1 and Exhibit 99.2, is incorporated herein by reference. The investor presentation replaces and supersedes investor presentation materials furnished as an exhibit to the Company’s Current Reports on Form 8-K.

The information contained in this Item 1.01 and 7.01, and Exhibit 99.1, Exhibit 99.2, Exhibit 99.3 and Exhibit 99.4 attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Investor Presentation regarding RBB second quarter 2019 results

99.2	Investor Presentation regarding acquisition of PGB Holdings

99.3 99.4	Press Release from RBB Bancorp dated September 6, 2019 Press Release from PGB Holdings dated September 6, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RBB BANCORP (Registrant)

Date: September 6, 2019	By:	/s/ David Morris
David Morris
Executive Vice President and Chief Financial Officer

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